EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of July 1997 by and between NEWCARE NURSING CORPORATION, a Georgia corporation, with offices at 6000 Lake Forrest Drive, Suite 20O, Atlanta, Georgia 30328 (hereinafter referred to as the "Company") and Timothy J. Beaulieu, an individual. (hereinafter referred to as the "Executive").

                                WITNESSETH:

     WHEREAS, the Company is engaged in the business of providing management services (including without limitation, services with respect to accounting, operations, marketing and management) to nursing home facilities, retirement care facilities and personal care facilities (the foregoing business activities are hereinafter referred to as the "Business") currently throughout the geographical region contained within the Southeastern United States (the "Region"); and

     WHEREAS, the Company and the Executive desire to enter into this Agreement for the Executive to serve as the Vice President of Operations of the Company and to set forth herein the respective rights and responsibilities of each party to the other;

     NOW, THEREFORE, in consideration of the mutual benefits arising therefrom and for other good and valuable consideration, the parties hereto agree as follows:

     1. Employment. The Company agrees to and does hereby employ the Executive, and the Executive agrees to and hereby does accept employment by the Company, subject to the terms and conditions set forth herein.

     2. Term. The term of this Agreement shall commence effective as of July 7, 1997 and end three years thereafter, on July 6, 2000 (the "Term"), unless such Term shall be sooner terminated pursuant to the terms hereof or extended by mutual agreement of the Company and the Executive.

     3. Duties.

     (a) Title and Duties. During the Term of this Agreement, the Executive shall be employed as the Vice President of Operations of the Company, and shall be in charge of and responsible for the general and supervisory duties normally and customarily attendant to such office in a company engaged in the Business, and shall render such other services and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the Board of Directors of the Company (the "Board") and which are commensurate with his position as Vice President of Operations.

     (b) Full Time Employment. The Executive agrees that during the Term, he will devote substantially his full business time, energies, labor and skills to the business of the Company and to the duties and responsibilities specified herein. The Company shall provide the Executive with his own office space and such secretarial, administrative and clerical support as the Executive may reasonably require to enable the Executive to execute his duties and responsibilities.

     (c) No Competing Interests. Except as approved by the Board, the Executive agrees not to be employed by, contract with, be an officer or director of, or provide professional services to any other person, business, company, corporation, association or entity of any kind which is in engaged in the Business in the Region or which would cause a conflict with the Executive's duties to the Company or otherwise interfere with the performance by the Executive of his duties hereunder.

     4. Compensation.

     (a) Annual Salary. In consideration for the services performed under this Agreement, the Company shall pay to the Executive an annual salary of (i) One Seventy Five Thousand Dollars ($175,000.00) for the first year of the Term hereof, (ii) Two Hundred Thousand Dollars ($200,000.00) for the second year of the Term hereof and (iii) Two Hundred Twenty Five Thousand Dollars ($225,000.00) for the third year of the Term hereof.

     (b) Stock Options. Upon the signing of this Agreement and the commencement of employment, NEWCARE HEALTH CORPORATION ("NEWCARE"), the parent corporation of the company, shall grant to Executive nonqualified stock options according to the following terms:

     50,000 Options at $2.20 per share
     25,000 Options at current price on July 7, 1997.

In addition NEWCARE shall grant Executive 50,000 options on the anniversary date of each subsequent year of the term of this Agreement at the prevailing stock price on that date.

     (c) Stock for Purchase. Upon signing of this Agreement, the Executive will have the option to purchase up to 50,000 shares of NEWCARE common stock at a purchase price of $1.50 per share, within an eighteen month period.

     5. Benefits.

     (a) Vacation. The Executive shall be entitled to reasonable paid vacation, up to three (3) calendar weeks, during each twelve month period of his employment, at such time or times as the Executive shall determine in his reasonable discretion, taking into account the needs of the Company and its business operations.

     (b) Reimbursement For Expenses. The Executive may, and is hereby authorized to, incur reasonable expenses in promoting the Company's business and conducting his duties under this Agreement, including reasonable travel and entertainment expenses. The Company shall reimburse the Executive promptly for all such reasonable expenses upon the presentation by the Executive of itemized accounts of and receipts for such expenses. The Company reserves the right to establish an allowance for such expenses, as determined from time to time by the Board.

     (c) Other Benefits. Throughout the Term, the Executive shall be and remain eligible to participate in any pension, profit-sharing, stock option, employee incentive programs or other similar plan or program of the Company now existing or established hereafter for the benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof. The Executive also shall be entitled to participate in any group insurance, hospitalization, medical, health, accident, disability or other similar plan or program of the Company now existing or established hereafter for the benefit of Company employees or executives generally, to the extent that he is eligible under the general provisions thereof. In addition, the Executive shall be entitled to the benefits set forth on Schedule I attached hereto and incorporated herein by reference.

     6. Restrictive Covenants of the Executive.

     (a) Confidentiality. The Executive acknowledges that his employment by the Company has heretofore brought him, and will throughout his employment continue to bring him, into close contact with many confidential affairs of the Company and the Affiliates, including information about operational methods, and other business affairs, methods and information, including plans for future development, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the Company and the Affiliates are engaged in, and shall continue to be engaged in, business operations throughout the Region, that its services may be marketed throughout the Region, and that the Company and the Affiliates compete with other organizations that are or could be located in nearly any part of the Region. In recognition of the foregoing, the Executive covenants and agrees that:

     (i) he will not, except as necessary in Executive's good faith business judgment in discharging Executive's duties hereunder, or as otherwise required by law or judicial or administrative order, knowingly divulge any material confidential matters of the Company or the Affiliates which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company or the Affiliates during his employment hereunder or following the expiration or termination of his employment with the Company.

     (ii) he will deliver promptly to the Company at the end of the Term, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of the Company and/or the Affiliates which he obtained while employed by, or otherwise serving or acting on behalf of, the Company or any of the Affiliates, and which he may then possess or have under his control.

     (b) Non-Competition. For a period of one year following (i) termination by the Company of Executive's employment with the Company (provided Company makes the payments provided in Section 7(f), if applicable, or (ii) termination of the Executive of Executive's employment with the Company (other than a termination as permitted by Section 1 O(c) hereof, Executive agrees that he will not, directly or indirectly, serve in an executive capacity, whether as an officer or director, or as a consultant, employee or agent, for any business (whether a corporation, partnership, sole proprietorship or other business form) which is substantially engaged in the conduct of the Business in the Region without the expressed written permission of the CEO of NEWCARE.

     (c) Non-Solicitation of Employees. The Executive agrees that during his employment by the Company and for a period of twenty-four (24) months following the expiration or termination of such employment for whatever reason, the Executive shall not directly or indirectly, whether as an individual for his own account or with any other person, firm, corporation, partnership, joint venture or entity whatsoever, solicit or endeavor to entice away from the Company or any subsidiaries of those entities (collectively, the"Affiliates") any employee who was employed by the Company or any such Affiliate during the period that the Executive was employed by the Company without the expressed permission of the CEO of the NEWCARE.

     (d) Non-Solicitation of Facilities: Non-Interference with Trade Relationships. The Executive shall not, during the term of his employment by the Company and for a period of twenty-four (24) months following the expiration or termination of such employment for whatever reason, directly or indirectly, through any other individual or entity, solicit, entice, persuade or induce any other individual or entity to terminate, reduce, change or refrain from renewing or extending his contractual or prospective contractual or other relationship with the Company or any of the Affiliates, and the Executive shall not approach or solicit, directly or indirectly, any health care facility which is managed by the Company or any of the Affiliates for any of the above purposes or authorize or knowingly cooperate with the taking of any of the above actions by any other individual or entity.

     (e) Severability. The Executive agrees that the covenants and agreements contained in Sections 7(a), 7(b), 7(c) and 7(d) of this Agreement, are of the essence of this Agreement; that the Executive has agreed to the agreements set forth in Section 7(a), 7(b), 7(c) and 7(d) as an inducement to the Company to employ the Executive; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the business of the Company; that the Company and the Affiliates are engaged in the Business in and throughout the Region; that the Business of the Company and the Affiliates are sufficiently related such that the Company would suffer irreparable loss and damage if the Executive were to solicit employees of, or health care facilities managed by, any of the Affiliates or to disseminate confidential information of the Affiliates; that irreparable loss and damage will be suffered by the Company should the Executive breach any such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; and that the enforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement.

     (f) Injunctive Relief. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 6 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

     7. Termination.

     (a) Notice Periods. Notwithstanding any provisions contained herein to the contrary, the Executive's employment may be terminated by the Company at any time, without notice, for any reason or without reason, and the Executive may terminate his employment upon thirty (30) days' notice to the Company without reason.

     (b) "Disability". For purposes of this Agreement, "Disability" shall mean the Executive is mentally or physically disabled from properly performing his duties and responsibilities hereunder for a period of one hundred twenty
(120) consecutive days or for one hundred eighty (180) days even though not consecutive, within any one (1) year period, all as determined by a physician reasonably acceptable to the Executive and the Company in good faith by the Company's Board of Directors and supported by medical evidence.

     (c) "Cause". For purposes of this Agreement, for "Cause" shall mean: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) any action by the Executive which constitutes fraud, misappropriation of funds or embezzlement; (iii) a decree by a court of competent jurisdiction that the Executive is not competent to manage his own affairs; or (iv) the intentional commission or omission, with blatant malevolent intent, of an act which jeopardizes the continuing effectiveness of the Business or of the certificates, licenses or other authorizations held by the Company and necessary for the conduct of the Business.

     (d) Benefits Following Termination. Except as expressly provided elsewhere in this Agreement, upon the termination of Executive's employment with Company, then the Company shall have no further obligations or liabilities to the Executive hereunder, such that all benefits and salary provided for within this Agreement shall terminate simultaneously with the termination of the Executive's employment, except for benefits and salary earned and accrued through the date of termination. Nothing in this subparagraph (e) shall supersede any rights of the Executive to receive any amounts or benefits otherwise due to him, whether such rights are created by this Agreement or otherwise. Notwithstanding the foregoing, in the event that the Executive's employment is terminated due to disability, the Company shall continue to pay the salary and maintain benefits for Executive for a period equal to one (1) year from the date on which the Executive first became unable to Perform his duties and responsibilities hereunder as a result of such disability.

     (e) Termination Other than for Cause or Due to Disability. In the event of the Executive's termination by the Company other than for Cause, due to disability, the Company shall continue to provide the Executive with the salary and benefits enumerated herein for a period of one year, following termination.

     (f) Termination Notices. Any termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment.

     8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

     9. Notices. All notices required or permitted to be given by either party hereunder, including notice of change of address, shall be given in writing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, or by nationally recognized overnight courier service, to the other party at the addresses set forth on the first page of this Agreement, or to such other address as may be designated by either party to the other party hereto. Notices shall be effective upon delivery, or if delivery is refused, upon tender of delivery.

     10. Miscellaneous.

     (a) Entire Agreement. (i) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understanding. There are no oral promises, conditions, representations, understandings, interpretations or terms. of any kind as conditions or inducements to the execution hereof or in effect among parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

     (ii) The parties hereto agree that, after the execution of this Agreement, they will take, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

     (b) Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

     (c) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and any person or entity with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets. Notwithstanding anything herein to the contrary, Executive shall have the right to cancel this Agreement and not be bound by the provision of Section 6 should the Company be sold, or elect to merge with or sell its assets to another company or should the Company or its controlling Officers be engaged in or convicted of any illegal activity.

     (d) Headlines. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

     (e) Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     (f) Good Faith. The parties acknowledge that this Agreement has been entered into in good faith and that each pasty will exercise good faith in the performance of its obligations and enforcement of its rights hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the day and year first above written.

"EXECUTIVE"                          "COMPANY"

                                     NEWCARE NURSING CORPORATION

/s/ Timothy Beaulieu    (SEAL)       By/s/ __________________________
Timothy J. Beauliu                     Its: President

                                     Attest: /s/ Kerry Emrick
                                       Its: Vice President

                                 SCHEDULE 1

1. Bonus Plan. The Company shall develop a bonus plan which, as a result of the employee performance, will allow the Executive to earn a minimum of $30,000 in annual bonus.

2. Relocation Expense. The Company shall pay relocation expenses in the form of a one time payment in the amount of $37,500 to be paid during the first two weeks of employment.

3. The Company shall maintain, at its sole expense, a life insurance policy covering the Executive and providing a death benefit of $500,000.00 and made payable to a beneficiary designated by the Executive.

4. The Company shall pay any incremental cost of maintaining dependent health coverage on the Executive's dependents.